                     AMENDMENT NO. 1 TO MASTER DISTRIBUTION
                    AND INDIVIDUAL SHAREHOLDER SERVICES PLAN
                                       OF
                    AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
                       AMERICAN CENTURY MUTUAL FUNDS, INC.
               AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.
                    AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

                                     C Class

         THIS AMENDMENT NO. 1 TO MASTER DISTRIBUTION AND INDIVIDUAL SHAREHOLDER
SERVICES PLAN is made as of the 30th day of April, 2001, to be effective May 1,
2001, by each of the above named corporations (the "Issuers"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the
Master Distribution and Individual Shareholder Services Plan.

                                    RECITALS

         WHEREAS, the Issuers are parties to a certain Master Distribution and
Individual Shareholder Services Plan dated March 1, 2001, to be effective May 1,
2001 (the "Plan"); and

         WHEREAS, American Century Capital Portfolios, Inc., has established a C class of shares for the Large Cap Value Fund (the "Fund"); and

         WHEREAS, the parties desire to amend the Plan to adopt the Plan on behalf of the Fund.

         NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

         1. American Century Capital Portfolios, Inc. hereby adopts the Plan on behalf of the Fund, in accordance with Rule 12b-1 under the 1940 Act and on the terms and conditions contained in the Plan.

         2. Schedule A to the Plan is hereby amended by deleting the text thereof in its entirety and inserting in lieu therefor the Schedule A attached hereto.

         3. After the date hereof, all references to the Plan shall be deemed to mean the Master Distribution and Individual Shareholder Services Plan, as
amended by this Amendment No. 1.

         4. In the event of a conflict between the terms of this Amendment No. 1 and the Plan, it is the intention of the parties that the terms of this
Amendment No. 1 shall control and the Plan shall be interpreted on that basis.
To the extent the provisions of the Plan have not been amended by this Amendment
No. 1, the parties hereby confirm and ratify the Plan.

         5. This Amendment No. 1 may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 as of the date first above written.

                                    AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
                                    AMERICAN CENTURY MUTUAL FUNDS, INC.
                                    AMERICAN CENTURY STRATEGIC ASSET
                                        ALLOCATIONS, INC.
                                    AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

                                    BY:  /*/Charles A. Etherington
                                            Charles A. Etherington
                                            Vice President of each of the Issuers

                                                              SCHEDULE A

                                           Series Offering C Class Shares

Series                                                                                Date Plan Adopted
------                                                                                -----------------

AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
>>       Equity Income Fund                                                           May 1, 2001
>>       Value Fund                                                                   May 1, 2001
>>       Small Cap Value Fund                                                         May 1, 2001
>>       Large Cap Value Fund                                                         May 1, 2001
AMERICAN CENTURY INVESTORS, INC.
>>       Growth Fund                                                                  May 1, 2001
>>       High-Yield Fund                                                              May 1, 2001
>>       Ultra Fund                                                                   May 1, 2001
>>       Vista Fund                                                                   May 1, 2001
>>       Heritage Fund                                                                May 1, 2001
AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.
>>       Strategic Allocation: Aggressive Fund                                        May 1, 2001
>>       Strategic Allocation: Moderate Fund                                          May 1, 2001
AMERICAN CENTURY WORLD INVESTORS, INC.
>>       Global Growth Fund                                                           May 1, 2001
>>       International Growth Fund                                                    May 1, 2001
>>       Life Sciences Fund                                                           May 1, 2001
>>       Technology Fund                                                              May 1, 2001
>>       Emerging Markets Fund                                                        May 1, 2001
>>       European Growth Fund                                                         May 1, 2001

By: /*/Charles A. Etherington
Name:  Charles A. Etherington
Title:  Vice President
Date:  April 30, 2001